Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Axogen, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o)	(1)	(2)

	Equity	Preferred Stock, $0.01 par value per share	Rule 457(o)	(1)	(2)

	Debt	Debt Securities	Rule 457(o)	(1)	(2)

	Other	Warrants (3)	Rule 457(o)	(1)	(2)

	Unallocated (Universal) Shelf	N/A	Rule 457(o)	(1)	(2)	$100,000,000(4)	.00014760	$14,760(5)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		—

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$100,000,000		$14,760

	Total Fees Previously Paid							—

	Total Fee Offsets							$9,270(6)

	Net Fee Due							$5,490(6)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Axogen, Inc.	S-3	333-255807	May 6, 2021	—	$9,270(6)	Equity	Common Stock, $0.01 par value per share	(6)	$100,000,000	—

Fee Offset Sources	Axogen, Inc.	S-3	333-255807	—	May 6, 2021	—	—	—	—	—	$9,270(6)

(1)

There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities covered by this registration statement may be sold or otherwise distributed separately or together with other securities covered by this registration statement. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange or pursuant to the antidilution provisions of any such securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3 under the Securities Act.

(3)	The warrants covered by this registration statement may be warrants for common stock, preferred stock or debt securities.
(4)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $100,000,000.

(5)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(6)

The registrant previously paid registration fees of $9,270 with respect to the registration of an indeterminate number of shares of common stock on its registration statement on Form S 3 filed on May 6, 2021, as amended by Post-Effective Amendment No. 1 to Form S-3 filed on February 25, 2022, and amended again by Post-Effective Amendment No.2 to Form S-3 filed on February 25, 2022 and declared effective on April 7, 2022 (the “Prior Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due under this Registration Statement by $9,270, which represents the aggregate registration fees previously paid with respect to $100,000,000 of unsold securities previously registered under the Prior Registration Statement.